Exhibit 10.7
AMENDMENT SIX
TO
THE COCA-COLA COMPANY SUPPLEMENTAL CASH BALANCE PLAN
WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Company Supplemental Cash Balance Plan, as amended and restated effective January 1, 2012 and as further amended (the “Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (the “Committee”) may amend the Plan at any time; and
WHEREAS, the Committee wishes to amend the Plan to reflect the addition of a new participating subsidiary.
NOW, THEREFORE, Appendix A of the Plan is amended, effective August 15, 2022, by adding an entity at the end thereof to read as follows:

“Red Tree Beverages, LLC”

IN WITNESS WHEREOF, the Committee has caused this Amendment Six to be signed by its duly authorized member as of this 9th day of August 2022.

THE COCA-COLA COMPANY BENEFITS COMMITTEE
By: /s/ Silvina Kippke___________ Silvina Kippke